UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Tribune Publishing Company
(Name of Registrant as Specified In Its Charter)

Gannett Co., Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following are excerpts from the transcript of Gannett Co., Inc.’s conference call on April 27, 2016, to discuss its 2016 first quarter results that relate to Gannett’s proposed acquisition of Tribune Publishing Company.

Robert Dickey, President and CEO of Gannett Co., Inc.:

Thanks Mike, and good afternoon everyone. Before we get into the details of our first quarter results, I’d like to touch on the announcement we made on Monday.

As I’m sure you have seen, Gannett made public its compelling proposal to acquire all of the outstanding shares of Tribune Publishing for $12.25 per share in cash. We believe the acquisition of Tribune would deliver significant strategic and financial benefits to the combined company, which include:

Providing Tribune shareholders with immediate liquidity at a significant premium to Tribune’s closing share price on April 22, and it provides certain value by eliminating the risk associated with Tribune continuing to operate on a standalone basis as the industry continues to have its challenges.

We expect to deliver substantial synergies that are expected to drive near- and long-term growth and value creation at the combined company.

And we believe we will quickly complete a transaction without any financing condition.

Equally important, Gannett believes in the continued importance of journalistic excellence, local independence, high standards and integrity. To achieve this, Gannett must remain strong and have the financial flexibility to support investment in critical resources.  Our proposal would result in a combined company that not only enhances our current leading national and local media company but also strengthens flagship brands in regional and local markets.  A combination with Tribune Publishing would advance Gannett’s strategy to grow the USA TODAY NETWORK, the largest local to national network of journalists in the country. This would include more local markets and new platforms, which we believe will benefit readers and business partners and result in significant and sustained value creation for Gannett stockholders. As we’ve indicated, we are eager to negotiate a transaction with Tribune and believe we can come to an agreement in good faith.

FORWARD LOOKING STATEMENTS

Certain statements in this communication may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Tribune by Gannett and the benefits of the proposed acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, the ability of Gannett and Tribune to agree to the terms of the proposed transaction and, in the event a definitive transaction agreement is executed, the ability of the parties to obtain any necessary stockholder and regulatory approvals, to satisfy any other conditions to the closing of the transaction and to consummate the proposed transaction on a timely basis, as well as changes in business strategies, economic conditions affecting the newspaper publishing business and Gannett’s ability to successfully integrate Tribune’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s annual report on Form 10-K. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Gannett has made for a business combination transaction with Tribune. In furtherance of this proposal and subject to future developments, Gannett (and, if a negotiated transaction is agreed, Tribune) may file one or more proxy statements or other documents with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Gannett and/or Tribune may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE PROXY STATEMENTS OR OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Tribune. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

This communication does not constitute a solicitation of a proxy from any stockholder. However, Gannett and/or Tribune and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016, and Gannett’s annual report on Form 10-K for the fiscal year ended December 27, 2015, which was filed with the SEC on February 25, 2016. You can find information about Tribune’s directors and executive officers in Tribune’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 19, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.